ECLIPSYS CORPORATION

Restricted Stock Agreement

AGREEMENT made this 30th day of May, 2005, between Eclipsys Corporation, a Delaware corporation (the “Company”), and Brian W. Copple (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares.

The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, 60,000 shares (the “Shares”) of common stock, $.01 par value, of the Company (“Common Stock”), at a purchase price of $0.01 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue the Shares to the Participant and document the issuance by delivering to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant, or causing the Participant’s ownership of the Shares to be reflected by book entry transfer. The Participant agrees that the Shares shall be subject to the purchase options set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

The Shares are granted to the Participant pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan, as amended (the “Plan”). Determinations made and definitions used in connection with the Shares by reference to the provisions of the Plan shall be governed by the Plan as it exists on this date.

2. Purchase Option.

(a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to May 30, 2010, the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a sum of $0.01 per share (the “Option Price”) and in the manner described below, some or all of the Shares that are Unvested Shares (as described in Section 3) as of the date of termination of employment.

(b) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

(c) In the event that the Participant’s employment with the Company is terminated by reason of death or Disability (as defined in the Employment Agreement to be entered into between the Company and the Participant (the “Employment Agreement”)), the number of the Shares for which the Purchase Option becomes exercisable shall be fifty percent (50%) of the number of Unvested Shares for which the Purchase Option would otherwise be exercisable on the date of termination.

(d) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 90 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(e) Within 10 days after delivery to the Participant of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (d) above, the Participant (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement (if certificates for such Unvested Shares have been issued to the Participant), duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, or concurrently with delivery of the notice of exercise of the Purchase Option if certificates for Unvested Shares have not been issued to the Participant, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares, but the Company shall not become the owner of any Shares until the Option Price for such Shares is paid).

(f) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (e) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(g) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

(h) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(i) The Company may assign its Purchase Option to one or more persons or entities.

3. Vesting.

(a) On any given date, Shares that would be Unvested Shares (as defined below) if the Purchase Option became exercisable on that date will be considered Unvested Shares, and Shares that would not be Unvested Shares on that date will be considered vested Shares. Vested Shares are no longer subject to the Purchase Option or restrictions on transfer pursuant to this Agreement.

(b) “Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the Measurement Date. The “Measurement Date” shall be the time the Purchase Option becomes exercisable by the Company; provided, however, that, in the event the employment of the Participant is terminated by the Company for any reason other than Cause, death or Disability, or by the Participant with Good Reason, as described in Section 6(a) of the Employment Agreement, the Measurement Date shall be the first anniversary of the time the Purchase Option becomes exercisable by the Company. The “Applicable Percentage” shall be (i) 100% for any Measurement Date during the period ending May 30, 2006, (ii) for Measurement Dates during the 48-month period ending May 30, 2010, a percentage equal to (x) 100% less (y) 1.667% for each month having elapsed from the date of this Agreement until the Measurement Date, and (iii) zero for Measurement Dates on or after May 30, 2010. For purposes of this definition, a “month” shall be deemed to be the monthly period ending on the 30th day of each consecutive calendar month (or the last day of February). Notwithstanding the foregoing, in the event the employment of the Participant is terminated in connection with a Change in Control as described in Section 6(d) of the Employment Agreement, the Applicable Percentage shall immediately become zero.

4. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are Unvested Shares, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

5. Agreement in Connection with Public Offering.

The Participant agrees, in connection with an underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 90 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering to support the marketing of the offering; provided that this section will only apply if all continuing officers and directors of the Company are also subject to a similar lock-up; and provided further that this section will not prevent sales pursuant to a 10b5-1 plan established by the Participant prior to notice of a lock-up required under this section being delivered to the Participant.

6. [Intentionally deleted]

7. Restrictive Legends.

All certificates representing Unvested Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

The Company will, upon request by the Participant, issue certificates without legends representing Shares that are not Unvested Shares.

8. Acquisition Event. Upon the occurrence of an Acquisition Event (as defined in the Plan), in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock)(the “Exchange Consideration”), then the Participant shall be entitled to receive a proportionate share of the Exchange Consideration in exchange for any Shares then owned by the Participant, and the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the Exchange Consideration which the Shares were converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with an Acquisition Event, the Participant in his discretion agrees in writing that a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

9. Withholding Taxes; Section 83(b) Election.

(a) The Participant acknowledges and agrees that, to the extent permitted by applicable law, the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 3 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder) or through vesting in connection with certain specified events of termination of employment. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Adjustments for Stock Splits, Stock Dividends, etc. If there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company during the term of this Agreement, any and all new, substituted or additional securities to which the Participant is entitled by reason of his ownership of the Unvested Shares shall immediately become Unvested Shares and be subject to the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Unvested Shares, and the Option Price shall be appropriately adjusted.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(f).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Voting and Other Rights. Except as otherwise provided herein, the Participant shall have all of the rights of a stockholder with respect to all of the Shares, whether or not they are Unvested Shares, including without limitation the right to vote such Shares and the right to receive all dividends or other distributions with respect to such Shares. Notwithstanding the foregoing, in the event that the Participant does not file an 83(b) election with respect to the Shares, all dividends with respect to Unvested Shares will be taxable to the Participant as compensation income and will be subject to all applicable withholding taxes.

(l) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ECLIPSYS CORPORATION

By:
Name:
Title:

Address: 1750 Clint Moore Road

Boca Raton, Florida 33487

Brian W. Copple

Address: